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                                                                    EXHIBIT 10.3

                             UNCONDITIONAL GUARANTY

                                      from

                           IRON MOUNTAIN INCORPORATED
                                  as Guarantor

                                       to

                      IRON MOUNTAIN STATUTORY TRUST - 1999
                                    as Owner

                            Dated as of July 1, 1999
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      THIS UNCONDITIONAL GUARANTY, dated as of July 1, 1999 (herein, together with all amendments and supplements hereto, called this Guaranty), is from Iron Mountain Incorporated, a Delaware corporation (herein, together with its successors and assigns, called Guarantor), having an address at 745 Atlantic Avenue, Boston, Massachusetts 02111, Attention: Treasurer, to Iron Mountain Statutory Trust - 1999, a Connecticut statutory trust (herein together with its successors and assigns, called Owner), having an address at c/o First Union National Bank, 10 State House Square, Hartford, Connecticut 06103, Attention:
Corporate Trust Administration. Terms not otherwise defined herein shall have the meanings set forth in Appendix I to the Lease (as hereinafter defined).

                              Preliminary Statement

      Owner has entered into a Lease Agreement dated as of the date hereof with Iron Mountain Records Management, Inc. (herein called Lessee) (said Lease Agreement, as supplemented or amended from time to time, including without limitation by a Lease Supplement, herein called the Lease) relating to the Properties. Pursuant to the terms of the Lease, Lessee shall lease the Properties from Owner for a term of years, as more particularly set forth in the Lease. Owner has also entered into an Agency Agreement dated as of the date hereof (herein called the Agency Agreement) with Lessee, as agent. Pursuant to the terms of the Agency Agreement, Lessee shall, as agent for Owner, acquire Properties and otherwise perform certain obligations relating thereto, all as more particularly set forth in the Agency Agreement. Guarantor is the owner of all of the issued and outstanding stock of Lessee. In order to induce Owner to enter into the Lease and the Agency Agreement and to enter into the leasing and agency arrangements with Lessee, as more particularly described therein, Guarantor has entered into this Guaranty with respect to the obligations of Lessee under the Lease and the Agency Agreement.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:

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      1. Guarantor unconditionally and irrevocably guaranties to (a) Owner, and
(b) to the extent of Lessee's obligations to the Indemnified Parties, the Indemnified Parties, the prompt payment and performance of all obligations of Lessee under the Lease and the Agency Agreement (all of the foregoing collectively, the Guaranteed Obligations). This Guaranty is an irrevocable, absolute, present, primary, continuing, unlimited and unconditional promise with respect to the full and punctual payment and performance by Lessee of each of the Guaranteed Obligations, and is not a promise of collectibility only, and is in no way conditional upon the requirement that Owner first attempt to collect payment or demand performance from Lessee or that Owner resort to any security or other means of obtaining such payment or performance or upon any other contingency. If for any reason (i) any such sums shall not be paid promptly by Lessee when due, or (ii) any such covenant, agreement, term or condition is not performed or observed by Lessee in accordance with the Lease or the Agency Agreement, Guarantor, shall, without notice or demand of any nature, pay the same by wire transfer of immediately available federal funds to the Person or Persons entitled thereto pursuant to the provisions of said instruments and shall perform and observe or cause to be promptly performed and observed every such covenant, agreement, term and condition, in each case regardless of (i) any defenses or rights of set-off or counterclaims which Guarantor or Lessee may have or assert, (ii) whether Owner shall have taken any steps to enforce any rights against Lessee or any other remedy thereunder as a result of the default of Lessee thereunder and (iii) any other event, condition, contingency or circumstance whatsoever. Guarantor also agrees to pay to such Persons such further amounts as shall be sufficient to cover the costs and expenses of collecting such sums or any part thereof, or of otherwise enforcing or protecting the rights of such Persons under the Lease, the Agency Agreement and this Guaranty, including reasonable fees and expenses of its attorneys and to Owner and its attorneys for all services rendered in that connection and in any related proceeding.

      2. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff,

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deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim that Guarantor or any other Person may have against Lessee, Owner or any other Person, and, until the payment or performance in full of the Guaranteed Obligations, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Owner, Guarantor or Lessee shall have any knowledge or notice thereof), including, without limitation, the happening from time to time of any of the following, although without notice to, or the consent of, Guarantor:

      (a) the waiver by Owner of the performance or observance by Lessee, Guarantor or any other party of any of the agreements, covenants, terms or conditions contained in the Lease, the Agency Agreement, this Guaranty or any other instrument or Operative Document;

      (b) the extension, in whole or in part, of the time for payment by Lessee or Guarantor of any sums owing or payable under the Lease, the Agency Agreement or this Guaranty, as applicable, or of any other sums of obligations under or arising out of or on account of the Lease, the Agency Agreement, this Guaranty or the renewal or extension of either thereof;

      (c) any assignment or subsequent reassignment of the Lease, the Agency Agreement or this Guaranty, in whole or in part, or the leasing or subletting of any Property or any part thereof;

      (d) the modification or amendment (whether material or otherwise) of any of the obligations of Lessee or Guarantor under the Lease, the Agency Agreement, this Guaranty or any other Operative Document, as applicable;

      (e) the taking or the omission of any of the acts referred to in the Lease, the Agency Agreement, this Guaranty or any other Operative Document (including, without limitation, the giving of any consent referred to herein or therein, but excepting therefrom those acts and omissions permitted in compliance with and pursuant to the terms of the Lease or the Agency Agreement, as the case may be, and any assignment or reassignment thereof or this Guaranty and any assignment or reassignment hereof, as appropriate);

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      (f)   any failure, omission or delay on the part of Owner to enforce, assert or exercise any right, power or remedy conferred on or available to Owner in or by the Lease, the Agency Agreement, this Guaranty or any other instrument, or any action on the part of Owner granting indulgence or extension in any form whatsoever;

      (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Owner, Lessee or Guarantor or any of their respective assets;

      (h) the release of Lessee or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease, the Agency Agreement, this Guaranty or any other Operative Document, as applicable, by operation of law or otherwise, except for those releases given or made in compliance with and pursuant to the terms of the Lease, the Agency Agreement, as applicable, and any assignment or reassignment thereof, or this Guaranty and any assignment or reassignment hereof, as applicable, or any invalidity or unenforceability of the Lease, the Agency Agreement or this Guaranty or any other Operative Document;

      (i) any defect in the title, or any damage to or loss or destruction of, or any interruption or cessation in the use of any Property or any portion thereof by Lessee for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, or any other act on the part of any governmental authority, or any act of Force Majeure) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease or the Agency Agreement, as the case may be), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

      (j) the inability of Owner or Lessee to enforce any provision of the Lease or the Agency Agreement for any reason;

      (k) any merger or consolidation of Lessee or Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

      (l) any change in the corporate relationship between Guarantor and Lessee;

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      (m)   the acceptance and release by Owner of any other security or guarantor for any obligation hereunder;

      (n) any value, estimation, termination, rejection, discharge or disaffirmance by any Person (including trustees, trustees in bankruptcy, liquidators or representatives) of the Guaranteed Obligations in connection with any insolvency, bankruptcy, reorganization or liquidation of Lessee or any proceeding relating thereto;

      (o) any determination or claim that Owner's claims against Lessee are or may be limited by Section 502(b) (6) of the Bankruptcy Code, as amended, or to any similar or successor provision of law upon any rejection of the Lease or the Agency Agreement in a bankruptcy proceeding filed by or against Lessee;

      (p) any failure or recharacterization of title with respect to Owner's, Lessee's or any other Person's interest in any Property; or

      (q) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

      The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against Guarantor to the full extent of all its assets and properties. In no event shall the obligations of Guarantor hereunder be subordinated in any manner to any other full recourse obligations of Guarantor.

      3. Guarantor unconditionally waives (i) notice of any of the matters referred to in Section 2, (ii) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under the Lease or the Agency Agreement and notice of Default or Event of Default under the Lease or the Agency Agreement or this Guaranty, or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of the Lease or the Agency Agreement, (iii) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in the Lease or the Agency Agreement or otherwise, (iv) any requirement of diligence

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on the part of Owner or any other Person, (v) any requirement that Owner take any steps to enforce any rights against Lessee under the Lease or the Agency Agreement or any other remedy thereunder or any other requirement to exhaust any remedies or to mitigate the damages resulting from any Default or Event of Default under the Lease or the Agency Agreement or this Guaranty, (vi) any notice of any sale, transfer or other disposition of any right, title to or interest in the Lease or the Agency Agreement or any Property covered thereby by Owner, (vii) all rights of Guarantor under the laws of the states in which the Properties are located, as the same may be amended, and (viii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor hereunder.

      4. Notwithstanding any payment or payments made or obligation performed by Guarantor by reason of this Guaranty, Guarantor hereby waives (i) any claim, right or remedy that Guarantor may now or hereafter acquire against Lessee that arises hereunder and/or by reason of any one or more payments or acts of performance by Guarantor hereunder, including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Owner against Lessee or any security that Owner now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, (ii) any right to enforce any remedy which Lessee or any other guarantor of Lessee's obligations now has or may hereafter have against Owner or its assigns, and (iii) any right to enforce or exercise the benefit of and any right to participate in, any security now or hereafter held by Owner, in each case until all of the obligations guarantied hereby are performed in full. If any amount shall nevertheless be paid to Guarantor by any such Person in violation of this Guaranty, such amount shall be held by Guarantor in trust for the benefit of Owner and shall forthwith be paid to Owner. Guarantor further waives any defense to the recovery by Owner from Guarantor of any deficiency or otherwise to the enforcement of this Guaranty after a judicial or nonjudicial sale or other disposition of any security for or any of the obligations of Lessee under the Lease or the

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Agency Agreement, even though such a sale may prevent Guarantor from exercising rights of subrogation, if any, contribution or reimbursement against Lessee or any other party. No payment hereunder by Guarantor shall give rise to any claim by Guarantor against Owner, except for payments made in error by Guarantor to the extent such payments are in excess of amounts due hereunder. Unless and until all obligations of Lessee under and pursuant to the Lease and the Agency Agreement, and of Guarantor hereunder, shall have been discharged by payment or performance in full, Guarantor shall not assign or otherwise transfer any such claim against Lessee to any other Person.

      5. The following events shall constitute Events of Default under this
Guaranty: (i) Guarantor shall fail to make any payment due hereunder upon demand, or (ii) (a) there shall occur a breach of any of the covenants contained in paragraph 10 hereof (other than those covenants incorporated by reference from the Credit Agreement pursuant to paragraph 10(a)(vi) hereof, except to the extent that a violation of any such covenant gives rise to an event of default under the Credit Agreement); or (b) Guarantor shall fail to perform or observe any other provision hereof and such failure shall continue for 25 days after written notice thereof to Guarantor from Owner, or (iii) if any representation or warranty made by Guarantor herein or in any document, certificate or notice furnished by Guarantor to Owner in connection herewith or pursuant hereto shall prove to be false or misleading as of the time when made in any material respect as of the time made, or (iv) (a) if Guarantor shall commence a voluntary case under any Bankruptcy Law or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any Bankruptcy Law; (b) if Guarantor shall file for an order of relief or be adjudicated a debtor or a bankrupt under any Bankruptcy Law or become insolvent; (c) if Guarantor shall generally not pay its debts as such debts become due or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or (d) if an involuntary case against Guarantor as debtor is commenced by a petition for reorganization or liquidation under any Bankruptcy Law, or if a petition or answer proposing the adjudication of Guarantor as a bankrupt or its reorganization

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pursuant to any Bankruptcy Law shall be filed in any court and Guarantor shall consent to or acquiesce in the filing thereof or such case, petition or answer shall not be dismissed, discharged or denied within 60 days after filing thereof; or (v) if a custodian for purposes of any Bankruptcy Law of substantially all Guarantor's assets is appointed or otherwise takes possession thereof and such appointment remains in effect for more than 60 days; or (vi) if a receiver, U.S. Trustee, trustee or liquidator of Guarantor or all or substantially all of the assets of Guarantor shall be appointed in any proceeding brought by Guarantor, or if any such receiver, U.S. Trustee, trustee or liquidator shall be appointed in any proceeding brought against Guarantor and shall not be discharged within 60 days after such appointment, or if Guarantor shall consent to or acquiesce in such appointment; or (vii) if there is an Event of Default under the Lease or the Agency Agreement; then, in each such case, so long as the same shall be continuing, Owner may, at its option, declare this Guaranty in default, and at any time thereafter, so long as Guarantor shall not have remedied all outstanding Events of Default hereunder, Owner shall be entitled to exercise any remedy available to it at law or in equity. No express or implied waiver by Owner of an Event of Default hereunder shall in any way be, or be construed to be a waiver of any further or subsequent Event of Default. Guarantor hereby waives any right now or hereinafter conferred upon it by statute or otherwise which may limit or modify any of Owner's rights and remedies contained herein. Guarantor agrees to give written notice to Owner (a) of any Event of Default hereunder promptly after the occurrence thereof and (b) of any Event of Default hereunder or under the Lease or the Agency Agreement, immediately after the President or Chief Financial Officer of Guarantor obtains Actual Knowledge of the occurrence thereof.

      6. (a) In the event of a Default or Event of Default under the Agency Agreement, Guarantor may, and in the event of the rejection or disaffirmation of the Agency Agreement by Lessee as debtor in possession or Lessee's trustee in bankruptcy pursuant to any Bankruptcy Law, Guarantor shall and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Agency Agreement to the same extent as if it had been originally named instead of such Lessee as a party to such documents and there

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had been no such rejection or disaffirmance; and Guarantor shall confirm such assumption in writing at the request of Owner upon or after such rejection or disaffirmance. Guarantor, upon such assumption, will have all rights of Lessee under the Agency Agreement. From and after the date of such assumption, as provided in this Section 6(a), all provisions of this Guaranty shall continue in full force and effect as separate and independent undertakings of Guarantor, binding upon and enforceable against Guarantor without regard to the validity or enforceability of such assumption, and all provisions of this Guaranty applicable to the Agency Agreement and to Owner and Lessee in respect of the Agency Agreement shall also apply to such assumption and to Owner and Guarantor in respect of such assumption to the same extent and in the same manner as such provisions are applicable to the Agency Agreement and to Owner and Lessee in respect of the Agency Agreement.

            (b) In the event of a Default or Event of Default under the Lease, Guarantor may, and in the event of the rejection or disaffirmation of the Lease by Lessee as debtor in possession or Lessee's trustee in bankruptcy pursuant to any Bankruptcy Law, Guarantor shall and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Lease to the same extent as if it had been originally named instead of such Lessee as a party to such documents and there had been no such rejection or disaffirmance; and Guarantor shall confirm such assumption in writing at the request of Owner upon or after such rejection or disaffirmance. Guarantor, upon such assumption, will have all rights of Lessee under the Lease. From and after the date of such assumption, as provided in this Section 6(b), all provisions of this Guaranty shall continue in full force and effect as separate and independent undertakings of Guarantor, binding upon and enforceable against Guarantor without regard to the validity or enforceability of such assumption, and all provisions of this Guaranty applicable to the Lease and to Owner and Lessee in respect of the Lease shall also apply to such assumption and to Owner and Guarantor in respect of such assumption to the same extent and in the same manner as such provisions are applicable to the Lease and to Owner and Lessee in respect of the Lease.

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      7. It is agreed that the liabilities and obligations of Guarantor hereunder are primary and those of a principal, and are enforceable either before, simultaneously with or after proceeding against Lessee or against any property or security available to Owner.

      8. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor with the consent in writing of Owner, the Agent Bank and the Lenders. Neither this Guaranty, nor any of the obligations of Guarantor hereunder may be assigned to any Person or entity by Guarantor.

      9. Guarantor shall furnish the following financial statements to Owner:

            (a) as soon as practicable, copies of all such financial statements, proxy statements, notices, other communications and reports as Guarantor shall send on a regular basis to its shareholders and other information, if any, generally made available to banks and other lenders (exclusive of proprietary information);

            (b) for any period that Guarantor is a public company, copies of all reports on Form 10-K and Form 10-Q (and any successor form) in each case together with a list describing all reports filed with the Securities and Exchange Commission during the reporting period, and any such listed reports shall be delivered to Agent Bank and any Lender upon such Lender's request which Guarantor is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission; and

            (c) for any period that Guarantor is not a public company required to file such reports with the Securities and Exchange Commission, then within 105 days after the end of each fiscal year, and within 60 days after the end of any other fiscal quarter, financial statements containing substantially the same information as the information that would be included in such reports on Form 10-K or Form 10-Q, as the case may be, and in any event, all in reasonable detail and satisfactory in scope to Owner and Owner's mortgagee, all prepared in accordance with GAAP and, with respect to the annual statements, audited, by independent certified public accountants of recognized national standing selected by Guarantor.

Concurrently with the delivery of quarterly financial statements pursuant hereto, Guarantor shall cause to be delivered to Owner an Officer's Certificate
(i) stating that to the best of the

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knowledge of the Applicable Officer executing such Officer's Certificate based on reasonable inquiry, there exists no Default or Event of Default under the Lease, the Agency Agreement or this Guaranty or if any such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Guarantor proposes to take with respect thereto and (ii) setting forth such information as shall be necessary for Owner and the Agent Bank to confirm compliance by Guarantor with the covenants contained in Paragraph 10 hereof.

      10. (a) Guarantor hereby covenants and agrees as follows:

                  (i) Leverage Ratio. (A) The Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of
(x) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Guarantor and its Subsidiaries at such date over (y) the aggregate amount of cash and Liquid Investments of the Guarantor and its Subsidiaries at such date to (ii) EBITDA for such period (the Leverage Ratio) to exceed the ratio of 5.75 to 1.

      (B) The Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of (x) the aggregate outstanding principal amount of Indebtedness (on a consolidated basis) of the Pond Joint Venture and each Excluded Subsidiary at such date over (y) the aggregate amount of cash and Liquid Investments of the Pond Joint Venture and each Excluded Subsidiary at such date to (ii) EBITDA for such period (the Foreign Leverage Ratio) to exceed 3.50 to 1. Solely for purposes of this paragraph (B), in determining the Foreign Leverage Ratio, EBITDA shall be determined by including only the Pond Joint Venture and each Excluded Subsidiary.

                  (ii) Interest Coverage Ratio. Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) EBITDA for such period to (ii) Interest Expense for such period to be less than the ratio of 1.85 to 1.

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            For purposes of calculating any ratio set forth in this clause (ii), if Guarantor elects pursuant to the penultimate sentence of the definition of EBITDA set forth in paragraph (c) below to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Interest Expense for such period, on a pro forma basis, interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by Guarantor and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                  (iii) Fixed Charges Coverage Ratio. Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Adjusted EBITDA for such period to (ii) Fixed Charges for such period to be less than the ratio of 1.4 to 1.

            For purposes of calculating any ratio set forth in this clause
(iii), if Guarantor elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a pro forma basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by Guarantor and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                  (iv) Subordinated Indebtedness. Guarantor will maintain at all times an aggregate principal amount of not less than $275,000,000 of Subordinated Indebtedness. As used herein, "Subordinated Indebtedness" shall mean Indebtedness that by its terms is equivalent or similar to Guarantor's existing 10-1/8% Senior Subordinated Notes due 2006, the 8-3/4% Senior Subordinated Notes due 2009, and the 8-1/4% Senior Subordinated Notes due 2011 which by its terms is subordinated to such Indebtedness.

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                  (v) Liens. Guarantor will not, and will not permit any of its
Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) Liens in favor of the agent bank and lenders under the Credit Agreement on the capital stock and related proceeds of all Subsidiaries of the Guarantor from time to time; (ii) the Liens existing on September 26, 1997 and set forth on Schedule III to the Credit Agreement and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on such schedule, provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets;
(iii)(A) Liens not otherwise prohibited by the Operative Documents contemplated by or securing Indebtedness described in clauses (ii), (iv), (v) and (vii) of the definition of Permitted Indebtedness set forth in the Credit Agreement; or
(B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, provided that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $1,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted under the Credit Agreement; (vi) other Liens arising in the ordinary course of the business of the Guarantor or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (vii) Liens securing Indebtedness created or incurred by the Pond Joint Venture or any Excluded Subsidiary, provided that such Liens extend only to the assets of the Pond Joint Venture or any Excluded Subsidiary incurring such Indebtedness as a primary obligor (and not as a guarantor) or Capital Stock of the Pond Joint Venture or such Excluded Subsidiary; and (viii) Liens arising under or created pursuant to the

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                                       14


Lease or the Lease Agreement between Lessee and Iron Mountain Statutory Trust - 1998 dated as of October 1, 1998, as amended or supplemented from time to time.

                  (vi) Other Covenants. Guarantor will throughout the Term of the Lease comply with all covenants of Guarantor contained in Section 9 of the Credit Agreement, all of which are incorporated herein by reference; provided, however, to the extent that any such covenant is inconsistent with any covenant in the Operative Documents, including, without limitation contained in this subparagraph (a), such covenant in the Operative Documents shall control and shall not be subject to (b) below.

            (b) The covenants incorporated by reference in (a)(vi) above, and the related definitions shall, without further action hereunder, be amended to conform to any amendment, written waiver, or modification to such covenants (or related definitions) contained in the Credit Agreement; provided however, that if the Credit Agreement shall be terminated for any reason, the form of the covenants and the related definitions incorporated by reference in (a)(vi) above at the time of such termination shall continue hereunder and Guarantor shall execute such amendments or supplements hereto evidencing such survival as the Agent Bank may reasonably request.

            (c) As used in this paragraph 10, the following terms shall have the following meanings:

            "Acquired Debt" shall mean, with respect to the Guarantor or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Guarantor or any Subsidiary thereof in connection with a Permitted Acquisition, provided that (i) such Indebtedness was not created by such other Person in contemplation of such acquisition and (ii) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $7,500,000.

            "Acquisition" shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by Guarantor and/or one or more of its Subsidiaries.

            "Acquisition Consideration" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by Guarantor and its Subsidiaries in connection therewith, inclusive of (a) Stock Consideration and
(b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition, (iii) the principal amount of Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

            "Additional Expenditures" shall mean, with respect to any Acquisition, amounts expended or to be expended by Guarantor and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by Guarantor to be essential for the integration or restructuring of the assets so acquired.

            "Adjusted EBITDA" shall mean, for any period, EBITDA for such period, minus the tax provision for such period currently payable.

            "Arcus UK" shall mean Arcus Data Security Limited, an English company that, prior to the formation of the Pond Joint Venture, was wholly owned by Arcus Data Security, Inc., a Delaware corporation and Wholly Owned Subsidiary of the Guarantor.

            "Capital Expenditures" shall mean expenditures in respect of fixed assets by Guarantor or any of its Subsidiaries, including the capitalized amount of Capital Lease Obligations incurred during the relevant period, other than (i) expenditures for the restoration or replacement of fixed assets to the extent financed by the proceeds of an insurance policy described in clause (i) of Section 9.03 of the Credit Agreement or through a condemnation award, (ii) Permitted Acquisitions, (iii) Qualifying Sale-Leaseback Transactions (except to the extent any lease of property or assets by Guarantor or any of its Subsidiaries in connection therewith would constitute a capital lease), (iv) Additional Expenditures related to Permitted Acquisitions and (v) Large Volume Account Capitalized Expenditures.

            "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purpose of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean for any period, the sum (without duplication), determined on a consolidated basis for Guarantor and its Subsidiaries, of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period,
(iii)Interest Expense for such period, (iv) provision for income taxes for such period, (v) extraordinary losses (including without limitation losses arising from any natural disasters) for such period, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP and (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon minus (c) to the extent included in the calculation of net income for such period, the sum of
(i) other income (including interest income) for such period, (ii) extraordinary gains for such period and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reduction of or provisions for taxes thereon.

            For the purposes of calculating the ratios set forth in clauses
(i)(A), (ii) and (iii) of paragraph 10(a) there may, at the Guarantor's option, and for purposes of calculating the ratio set forth in clause (i)(B) of paragraph 10(a) there will be included in EBITDA for any relevant period, on a pro forma basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with any acquisition not prohibited hereunder or under the Credit Agreement where the aggregate amount of consideration paid is more than $500,000. The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statement of the acquired business, annualized.

            "Excluded Subsidiary" shall mean any Subsidiary of the Guarantor principally engaged in the records management business organized outside the United States.

            "Fixed Charges" shall mean for any period the sum of (i) Scheduled Amortization for such period plus (ii) Interest Expense for such period plus
(iii) the aggregate amount of Maintenance Capital Expenditures for such period plus (iv) the aggregate amount of non-compete expenses for such period to the extent not capitalized in accordance with GAAP.

            "Foreign Leverage Ratio" has the meaning set forth in Section 10(a)(i)(B)(ii) hereof.

            "Funded Indebtedness" shall mean, without duplication, (a) Indebtedness (other than in respect of Synthetic Lease Obligations) that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof), (b) Indebtedness outstanding under the Credit Agreement and (c) Synthetic Lease Obligations of Lessee and any Guarantees by the Guarantor thereof.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time consistently applied.

            "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Indebtedness" shall mean, as to any Person (determined without duplication):

            (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

            (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

            (iii) Capital Lease Obligations and Synthetic Lease Obligations of such Person;

            (iv) obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

            (v) indebtedness of others of the type described in clauses (i) through (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and

            (vi) indebtedness of others of the type described in clause (i) through (v) above Guaranteed by such Person.

Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

            "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Guarantor and its Subsidiaries (on a consolidated basis), including the interest portion of rental or similar payments under Capital Lease Obligations and Synthetic Leases and any capitalized interest, and excluding amortization of debt discount and expense and interest paid in kind.

            "Large Volume Account Capitalized Expenditures" shall mean any expenditures incurred by Guarantor or its Subsidiaries in connection with new customers initially storing with Guarantor or its Subsidiaries in excess of 10,000 boxes, to the extent that such expenditures are capitalized in accordance with GAAP.

            "Lender" shall have the meaning assigned to such term in the Credit Agreement.

            "Leverage Ratio" has the meaning set forth in Section
10(a)(i)(A)(ii) hereof.

            "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this paragraph 10, Guarantor and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Liquid Investments" shall mean:

            (i) certificates of deposit maturing within 90 days of the acquisition thereof denominated in Dollars and issued by (X) a Lender or
      (Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Ratings Services or A-2 or higher by Moody's Investors Service, Inc.;

            (ii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with (x) any Lender or (y) any bank or trust company meeting the qualifications specified in clause (i)(Y) above;

            (iii) obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue;

            (iv) commercial paper with maturities of not more than 90 days and a publishing rating of not less than A-2 and P-2 (or the equivalent rating); and

            (v) investments in money market funds substantially all of whose assets are comprised of securities and other obligations of the types described in clauses (i) through (iv) above.

            "Maintenance Capital Expenditures" shall mean Capital Expenditures required to maintain, reconfigure, or replace existing assets (as distinguished from Capital Expenditures relating to growth and as distinguished from Additional Expenditures), as certified consistent with the provisions of Section 9.01(i) of the Credit Agreement.

            "Permitted Acquisition" has the meaning set forth in Section 9.12 of the Credit Agreement.

            "Permitted Indebtedness" shall have the meaning assigned to such term in the Credit Agreement.

            "Permitted Investment" shall have the meaning assigned to such term in the Credit Agreement.

            "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government agency or any agency, instrumentality or political subdivision thereof.

            "Pond Joint Venture" shall mean Britannia Data Management Limited, an English company, a majority of the shares of Capital Stock of which (immediately after giving effect to the Pond Transaction) will be owned by the Guarantor or a Subsidiary of the Guarantor.

            "Pond Transaction" shall mean (i) the contribution by the Guarantor or a Subsidiary of the Guarantor to the Pond Joint Venture of Capital Stock of Arcus UK having a fair market value of up to but not exceeding (pound)2,000,000 and (ii) the purchase by the Guarantor or a Subsidiary of the Guarantor of Capital Stock of the Pond Joint Venture for an aggregate consideration of up to but not exceeding (pound)37,250,000.

            "Qualifying Sale-Leaseback Transaction" shall mean any arrangement by which Guarantor or any of its Subsidiaries enters into an arrangement with any bank, insurance company or other lender or investor providing for the leasing to Guarantor or a Subsidiary thereof of any real property which has been or is to be sold or transferred by Guarantor or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the real property in question has been constructed after September 26, 1997.

            "Scheduled Amortization" shall mean, for any period, the sum (calculated without duplication) of all payments of principal of Indebtedness of Guarantor (other than Indebtedness under the Credit Agreement) scheduled to be made during such period.

            "Security Documents" shall have the meaning assigned to such term in the Credit Agreement.

            "Stock Consideration" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by Guarantor and its Subsidiaries in connection therewith consisting of Guarantor's common stock or with proceeds of the issuance of Guarantor's common stock within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by Guarantor in respect of any Acquisition where the Stock Consideration consists of Guarantor's common stock shall be deemed to be equal to the fair market value of Guarantor's common stock so paid, determined in good faith by Guarantor at the time of such Acquisition.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Synthetic Lease" shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

            "Synthetic Lease Obligations" shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in the lessor under such Synthetic Lease.

            (d)(x) Guarantor shall not merge into or consolidate with any other Person or sell, transfer, lease or otherwise convey all or substantially all its assets as an entirety; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Guarantor may merge with another Person so long as (i) the Guarantor is the surviving entity, and (ii) after giving effect to such merger, the Guarantor, as the surviving entity, would have a tangible net worth (as hereinafter defined) equal to or greater than Guarantor's tangible net worth immediately prior to such merger.

            (y) Guarantor shall not permit any of its Subsidiaries to merge into or consolidate with any other Person or sell, transfer, lease or otherwise convey all or substantially all their assets as an entirety; provided that (a) Lessee may merge into or consolidate with any other Person or sell, transfer, lease or otherwise convey all or substantially all its assets as an entirety in accordance with Article 15 of the Lease and (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, that
(A) any Subsidiary may sell, transfer, lease or otherwise convey all or substantially all of its assets to the Guarantor or any Person that is, or becomes, a Subsidiary of the Guarantor or (B) any Subsidiary may merge into the Guarantor or any of its Subsidiaries, and (C) any Subsidiary (other than Lessee) may merge into another Person if, contemporaneously therewith, such Person becomes a Subsidiary of the Guarantor.

            (z) The Guarantor shall not, and shall not permit any of its Subsidiaries to, issue or sell any stock of any Subsidiary that is not an Excluded Subsidiary to any Person or Persons, other than to the Guarantor or its Subsidiaries, to the extent not prohibited by clause (x) of this subparagraph
(d) above.

      "tangible net worth" of the Guarantor means, at any date, the excess of the consolidated total assets of Guarantor and its Subsidiaries at such date over the consolidated total liabilities of Guarantor and its Subsidiaries at such date, and less (without duplication of amounts) the sum at such date of :
(i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all reserves carried and not deducted from assets or included in consolidated total liabilities,
(iii) securities which are not readily marketable, (iv) any subscriptions receivable and (v) any items not included in clauses (i) through (iii) above, which are treated as intangibles in conformity with GAAP, all of the foregoing as determined for any such date as of the end of the immediately preceding fiscal quarter in accordance with GAAP.

      (e) Guarantor shall at all times during the Term of the Lease carry a footnote on its financial statements required by paragraph 9 hereof referring to the transactions contemplated by the Operative Documents, in the form currently appearing in Guarantor's financial statements.

      (f) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that if any change in GAAP proposed after the date hereof in itself materially affects the calculation of any financial covenant in this paragraph 10 (or incorporated by reference herein), the Guarantor may by notice to the Owner and Agent Bank, or the Owner or Agent Bank may by notice to the Guarantor, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Guarantor, immediately before such change in GAAP occurs.

      11. Guarantor will permit Owner and the Indemnified Parties to visit the offices of Guarantor at its address set forth herein and to examine its records and books of account and to discuss its affairs, finances and accounts with its officers upon reasonable notice at such reasonable times as may be requested by Owner or such Indemnified Party or any assignee of Owner's rights hereunder.

      12. Guarantor understands and acknowledges that Owner may enter into one or more financings to finance the Costs of the Properties pursuant to which Owner will encumber its interest in the Properties. In connection with any such financing, Guarantor understands and acknowledges that Owner may assign its rights in and to this Guaranty and Guarantor hereby agrees that: (i) Owner may assign its rights hereunder in connection therewith; (ii) in connection with any such assignment by Owner, Guarantor will consent in writing thereto; and (iii) from and after such assignment, the rights and benefits of Owner hereunder shall inure to the benefit of, and be exercisable by any assignee, pursuant to and in accordance with the terms of such assignment.

      13. Guarantor agrees that at any time and from time to time so long as this Guaranty is in effect, it will promptly, but in no event later than 15 days after request by Owner, execute, acknowledge and deliver to Owner a certificate stating: (i) that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that this Guaranty is in full force and effect as modified, and identifying such modification agreements); (ii) whether or not there is an existing Default or Event of Default hereunder and, if there is any such Default or Event of Default, specifying the nature and extent thereof; and (iii) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of Guarantor. Guarantor further agrees that it will upon five day's prior notice from Owner execute and deliver to Owner's mortgagee a certificate stating the above.

      14. Guarantor represents and warrants that:

            (a) Guarantor (i) is a corporation duly organized and validly existing under the laws of the State of Delaware, and (ii) has all requisite legal power and authority to enter into this Guaranty, to perform and observe the terms and conditions hereof, and has all requisite legal power and authority to own its properties and conduct its business as currently conducted except for such licenses, permits and approvals which would not, individually or in the aggregate, have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations. Guarantor is qualified to do business as a foreign corporation in all jurisdictions where its ownership of property or the nature of its business required such qualification. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation by Guarantor enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

            (b) There are no actions, suits or proceedings pending or, to its actual knowledge, threatened against or affecting Guarantor at law or in equity before any court or administrative office or agency an adverse determination in which could, individually or in the aggregate, have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations. Guarantor is not in default (i) in the payment of any taxes levied or assessed against it or its assets or (ii) under or in violation of any statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court) except where the failure to pay such taxes or the existence of such defaults or violations would, individually or in the aggregate, not have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations.

            (c) Guarantor is not a party to any contract or agreement or subject to any restriction or to any order, rule, regulation, writ, injunction or decree of any court or governmental authority or to any statue which materially and adversely affects its ability to perform the Guaranteed Obligations. Neither the execution, delivery or performance by Guarantor of this Guaranty nor its compliance herewith or therewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under
                  (A) any law in effect as of the date of delivery of this Guaranty, (B) the articles of incorporation or by-laws of Guarantor, (C) any agreement or instrument to which Guarantor is a party or by which it is bound, or (D) any order, writ, injunction or decree of any court or other governmental authority, or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon Guarantor's property pursuant to such agreement or instrument.

            (d) The execution, delivery and performance by Guarantor of this Guaranty do not require (i) any stockholder approval or the consent or approval of any of Guarantor's creditors (except as have already been obtained in writing), or (ii) any authorization, consents, or approvals, of or filings with any governmental authority, except for such authorization, consents, approvals or filings which have been obtained and are in full force and effect.

            (e) No event has occurred and is continuing with respect to Guarantor which would constitute a Default or an Event of Default hereunder. No Default or Event of Default by Lessee exists under the Agency Agreement or the Lease. Guarantor is not in default in the payment of the principal or interest on any indebtedness for borrowed money or for its deferred purchase of property or in default under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, in any case involving the likelihood of any actions or proceedings against it which would materially and adversely affect Guarantor or its ability to perform under this Guaranty.

            (f) Guarantor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the regulations and published interpretations thereunder. No "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any employee pension benefit plan (as defined in ERISA), and Guarantor has not incurred, nor does it reasonably expect to incur, any liability to the Pension Benefit Guaranty

                  Corporation under Section 44062 of ERISA or to any multiemployer plan (as defined in ERISA) under Section 4201 of ERISA. Guarantor has not incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA nor is it subject to any lien arising under Section 307 of ERISA or
                  Section 401(a)(29) or 412(n) of the Internal Revenue Code of 1986, as amended.

            (g) Guarantor's assets are not less than its liabilities, both determined in accordance with GAAP, and Guarantor is solvent. The transactions contemplated by this Guaranty are in furtherance of Guarantor's ordinary business purposes and in furtherance of its corporate purposes with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither before nor as a result of the transactions contemplated by this Guaranty will Guarantor be or be rendered insolvent or have an unreasonably small capital for the conduct of its business and the payment of its anticipated obligations. Guarantor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due, and Guarantor does not believe that it will incur debts beyond its ability to pay such debts.

            (h) Neither (i) the consolidated financial statements for Guarantor's fiscal year ending in December 31, 1998, (ii) this Guaranty, nor (iii) any written statement furnished by Guarantor in connection with the transactions contemplated by the Operative Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact applicable to Guarantor which Guarantor has not disclosed in writing which materially affects adversely nor so far as Guarantor can now reasonably foresee will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of Guarantor. Guarantor represents that the consolidated financial statements specified above (i) are complete and correct in all material respects, (ii) present fairly in all material respects the financial condition of Guarantor on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (iii) have been prepared in accordance with GAAP consistently applied, except as otherwise disclosed therein. Guarantor represents that as of the Initial Closing Date there shall have been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements of Guarantor delivered to Owner.

            (i) There has been no material adverse change in Guarantor's business or financial condition since December 31, 1998 that individually or the aggregate would adversely affect Guarantor's ability to perform the Guaranteed Obligations.

      15. All agreements, representations and warranties contained herein or made in writing by Guarantor shall survive the execution and delivery of this Guaranty.

      16. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

      17. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts. In connection with this Guaranty and the transactions contemplated by the Operative Documents, Guarantor hereby agrees to the non-exclusive personal jurisdiction of and venue in the state courts of the Commonwealth of Massachusetts, and the United States District Courts located in the Commonwealth of Massachusetts.

      18. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      19. Any notice to be given under this Guaranty shall be given in the manner provided in the Lease, addressed to Guarantor or Owner at its address set forth at the beginning of this Guaranty, or as either such party may otherwise provide by notice to the other party.

      20. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR; AND GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS

BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.


                                       ***

      IN WITNESS WHEREOF, Guarantor has caused this Unconditional Guaranty to be executed under seal and delivered as of the day and year first above written.

                                          IRON MOUNTAIN INCORPORATED


                                          By:   /s/ J. P. Lawrence
                                                ----------------------------
                                                Name: J.P. Lawrence
                                                Title:  VP, Treasurer